April 22, 2005

Dear Limited Partner:

Attached are the unaudited consolidated financial statements of Qualified Housing Partners Limited Partnership ("QHP") and the twenty-seven underlying operating partnerships as of December 31, 2004. These statements are different from those that you have received in the past in that they are unaudited. As discussed in the third-quarter statement, QHP's auditor, Dixon Hughes, PLLC, resigned on November 17, 2004.
Although we have been actively searching for a replacement auditor, our efforts thus far have been unsuccessful. It is important to note that there were no disagreements between QHP and Dixon Hughes over any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Dixon Hughes did not resign as tax preparer; it prepared the 2004 tax return for QHP.

Because the reporting requirements of the Securities and Exchange Commission ("SEC") have become more time consuming and expensive since the enactment of the Sarbanes-Oxley Act of 2002, QHP has applied for exemptive relief. If granted, QHP will no longer be required to file quarterly or annual reports with the SEC. Even if relief is not granted, QHP will seek to deregister if the number of investors falls below 300. If the SEC approves, reporting requirements will no longer apply. As of December 31, 2004, QHP had 321 holders of limited partnership interests. Previously, 324 limited partners divested their interests as explained in "Management's Discussion and Analysis of Financial Condition and Results of Operations". Divestitures are still occurring in 2005. Even if QHP is not required to comply with SEC reporting requirements, it will continue to furnish annual unaudited financial statements to the limited partners. The general partners believe that such statements meet the reasonable needs of the limited partners.

Your K-1 for tax reporting was previously sent to you under separate cover. If you have any questions or we can be of any assistance to you, please contact Ramona Logan of our Asset Management Department.

Qualified Housing Partners Limited Partnership

/s/ George F. Marshall

George F. Marshall
General Partner

/s/ Jenny C. Petri

Jenny C. Petri, Vice President
Frederick Investment Corporation, Corporate General Partner




Qualified Housing Partners
4700 Homewood Court, Suite 220
Raleigh, North Carolina  27609
(919) 787-4243

SUMMARY OF PARTNERSHIP INVESTMENTS
                                                                 Total
Type     Occupancy
                                                               Acquisition
of          at
Description                        Location          # Units      Cost
Subsidy    12/31/04

Baldwyn Estates                    Baldwyn, MS           24    $  877,380
USDA-RD     88%
Bloomfield Senior Apartments       Bloomfield, MS        24       857,287
USDA-RD     100%
Booneville Manor                   Booneville, MS        24       861,843
USDA-RD     88%
Cape Fear Apartments               Lillington, NC        24     1,016,932
USDA-RD     92%
Carthage Heights II                Carthage, TX          40     1,131,195
USDA-RD     98%
Cedar Creek Apartments, Phase II   Middletown, VA        42     1,804,154
USDA-RD     93%
Dimmitt Senior Citizens Housing    Dimmitt, TX           24       748,689
USDA-RD     63%
Fayette Acres                      McAlisterville, PA    10       497,130
USDA-RD     100%
Forest Oaks Apartments             Albemarle, NC         32     1,511,920
USDA-RD     100%
Gainesville Gardens                Gainesville, TX       40     1,104,265
USDA-RD     75%
Glen Cove Apartments               Dumas, AR             20       739,967
USDA-RD     75%
Holly Estates                      Holly Springs, MS     24       954,947
USDA-RD     100%
Litton Apartments                  Nashville, TN        162     6,177,010
HUD         78%
Mountain View Villas               Mountain View, AR     27     1,098,968
USDA-RD     89%
Myrtle Grove                       Myrtle, MS            24       971,648
USDA-RD     92%
North Street Manor                 Mifflintown, PA       30     1,510,791
USDA-RD     100%
Northwood Apartments               Irvine, KY            24       972,314
USDA-RD     100%
Parkland Apartments                Eden, NC              40     1,731,922
USDA-RD     95%
Rayne Villas                       Rayne, LA             32     1,327,135
USDA-RD     100%
Royal Hills, Phase II              Front Royal, VA       42     1,792,813
USDA-RD     100%
Silverleaf Apartments              Haskell, OK           24       756,331
USDA-RD     83%
Southgate Apartments               Reidsville, NC        32     1,368,146
USDA-RD     97%
Timber Ridge Apartments            Rockingham, NC        32     1,496,399
USDA-RD     97%
Tschudi Court                      Amory, MS             48     1,757,150
USDA-RD     90%
Tuscarora Acres                    Port Royal, PA        17       840,226
USDA-RD     88%
Village Green Apartments           Decatur, IN           30     1,108,658
USDA-RD     97%
Woodstock Village, Phase II        Woodstock, VA         42     1,829,220
USDA-RD     98%

*USDA-RD is the United States Department of Agriculture -- Rural Development (formerly known as FmHA).




























CONSOLIDATED BALANCE SHEETS
December 31, 2004 and 2003
(Unaudited)

                                                     2004           2003

ASSETS

RENTAL PROPERTIES
Land                                           $  1,326,402    $  1,326,402
Buildings                                        34,810,549      34,757,798
Furniture and fixtures                            2,381,095       2,352,006

                                                 38,518,046      38,436,206

Accumulated depreciation                        (14,379,679)    (13,484,052)
                                                 24,138,367      24,952,154


CASH                                                308,132         305,114

OTHER ASSETS                                      1,984,635       1,887,743

                                              $  26,431,134   $  27,145,011


LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES APPLICABLE TO RENTAL PROPERTIES   $  23,969,709   $  24,070,613

OTHER LIABILITIES                                 1,401,323       1,325,332

                         TOTAL LIABILITIES       25,371,032      25,395,945


MINORITY INTERESTS IN SUBSIDIARY
 OPERATING PARTNERSHIPS                           1,688,984       1,698,076

PARTNERS' CAPITAL                                  (628,882)         50,990

                                              $  26,431,134   $  27,145,011

See accompanying notes.














CONSOLIDATED STATEMENTS OF INCOME AND EXPENSES
Years Ended December 31, 2004, 2003 and 2002
(Unaudited)

                                            2004         2003         2002

RENTAL INCOME                          $ 4,004,038  $ 4,122,924  $ 3,958,881

RENTAL EXPENSES

Interest                                   539,721      568,067      624,189
Depreciation                               904,328      896,558      875,977
Repairs and maintenance                  1,185,990    1,106,730    1,063,844
Utilities                                  372,964      361,469      386,878
Real estate taxes                          369,963      378,000      370,143
Management fees                            495,393      469,008      428,651
Other                                      692,250      635,821      578,731

                                         4,560,609    4,415,653    4,328,413

LOSS FROM RENTAL ACTIVITIES               (556,571)    (292,729)    (369,532)


OTHER INCOME (EXPENSES)

Interest income                                 59           71          271
Management fees                            (84,562)     (29,000)     (84,562)
Administrative costs                       (44,419)     (45,660)     (34,735)

LOSS BEFORE DEDUCTING MINORITY
INTERESTS IN LOSSES OF
SUBSIDIARY OPERATING PARTNERSHIPS         (685,493)    (367,318)    (488,558)

MINORITY INTERESTS IN LOSSES OF
SUBSIDIARY OPERATING PARTNERSHIPS            5,621        2,957        3,732

                   NET LOSS             $ (679,872)  $ (364,361)  $ (484,826)

NET LOSS ALLOCATED TO GENERAL PARTNERS  $   (6,799)  $   (3,644)  $   (4,848)
NET LOSS ALLOCATED TO LIMITED PARTNERS    (673,073)    (360,717)    (479,978)

                   NET LOSS             $ (679,872)  $ (364,361)  $ (484,826)

NET LOSS PER LIMITED PARTNERSHIP UNIT   $   (77.61)  $   (41.59)  $   (55.34)

AVERAGE NUMBER OF LIMITED
PARTNERSHIP UNITS OUTSTANDING                8,673        8,673        8,673



See accompanying notes.






CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
Years Ended December 31, 2004, 2003, and 2002
(Unaudited)

                                        General       Limited
                                        Partners      Partners      Total

PARTNERS' CAPITAL, January 1, 2002     $ (66,634)   $  966,811   $ 900,177

     Net Loss                             (4,848)     (479,978)   (484,826)


PARTNERS' CAPITAL, December 31, 2002     (71,482)      486,833     415,351

     Net Loss                             (3,644)     (360,717)   (364,361)


PARTNERS' CAPITAL, December 31, 2003     (75,126)      126,116      50,990

     Net Loss                             (6,799)     (673,073)   (679,872)


PARTNERS' CAPITAL, December 31, 2004   $ (81,925)   $ (546,957)  $(628,882)





See accompanying notes.




























CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2004, 2003, and 2002
 (Unaudited)

                                               2004        2003        2002
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                   $(679,872)   (364,361)  $(484,826)

Adjustments to reconcile net loss to net cash provided by operating activities

   Depreciation                              904,328     896,558     875,977

   Minority interests in losses of
    subsidiary operating partnerships         (5,621)     (2,957)     (3,732)

   Change in assets and liabilities
      (Increase) decrease in other assets    (96,892)    318,361      95,195
      Increase in other liabilities           75,991      64,849      49,204

        NET CASH PROVIDED BY
         OPERATING ACITIVITIES               197,934     912,450     531,818

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of rental properties               (90,540)   (310,904)   (187,149)

NET CASH USED BY INVESTING ACTIVITIES        (90,540)   (310,904)   (187,149)


CASH FLOWS FROM FINANCING ACTIVITIES

Net cash contribution from minority
 investors                                        -           -          -

Net cash distribution to minority
 investors                                    (3,471)       (438)      (412)

Proceeds from long-term borrowing                 -           -          -

Principal payments on long-term
 borrowings                                 (100,905)   (507,520)  (460,147)

NET CASH USED BY FINANCING ACTIVITIES       (104,376)   (507,958)  (460,559)

NET INCREASE (DECREASE) IN CASH                3,018      93,588   (115,890)

CASH, BEGINNING                              305,114     211,526    327,416
CASH, ENDING                                $308,132    $305,114   $211,526

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION
Cash paid during the year for interest      $542,118    $573,717   $624,576



See accompanying notes.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2004, 2003 and 2002

Note A - Organization

Qualified Housing Partners Limited Partnership ("QHP" or the "Partnership") was formed under the laws of the State of North Carolina on December 22, 1987. One unit of limited partnership interest (a "Unit") was issued for $1,000 to the original Limited Partner and $1,000 was contributed for the General Partners' continuing interest. The Partnership commenced operations in 1988.

The Partnership was formed for the purpose of investing in multi-family rental housing properties qualifying for the Low Income Housing Tax Credit and, in certain circumstances, the Rehabilitation Tax Credit, which tax credits may be applied against the federal income tax liabilities of the Partnership's partners. The Partnership's investment is in the form of limited partnership interests in limited partnerships (the "Subsidiary Operating Partnerships") which own the rental properties. Frederick Investment Corporation, a North Carolina corporation (the "Managing General Partner"), and George F. Marshall are the general partners (the "General Partners") of the Partnership.

Subsidiary Operating Partnerships, which receive either rental assistance or mortgage subsidies from governmental agencies, are subject to regulations restricting their ability to distribute significant cash flow to the Partnership. Therefore, it is not anticipated that the Operating Partnerships will distribute significant amounts of cash to the Partnership. The Partnership is generally entitled to between 75% and 98.99% of the distributable cash flow of the Operating Partnerships in which it invests.

The Partnership Agreement provides that profits, losses and tax credits of the Partnership generally will be allocated 99% to the Limited Partners and 1% to the General Partners. A complete description of the provisions of the Partnership Agreement governing allocations of profits, losses, tax credits, cash flows and other items to the partners is included in the public offering prospectus dated May 20, 1988, the supplements thereto dated October 18, 1988 and December 23, 1988, and the amendment thereto dated August 25, 1989.

As more fully discussed in Note C, the Partnership acquired interests in twenty-seven Operating Partnerships during 1988 and 1989. No additional Operating Partnership interests were acquired subsequent to 1989.


Note B - Summary of Significant Accounting Policies

PRINCIPLES OF CONSOLIDATION
The Partnership owns 98.99% limited partnership interests in twenty-six Subsidiary Operating Partnerships and a 94.99% limited partnership interest in one Subsidiary Operating Partnership. The consolidated financial statements include the accounts of Qualified Housing Partners Limited Partnership and those twenty-seven majority-owned Subsidiary Partnerships. The Partnership's minority interests on the consolidated balance sheets includes the minority owned interests related to its twenty-seven subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

RENTAL PROPERTIES
Rental properties are recorded at their respective costs to the Partnership, which costs include certain fees paid to an outside party for consulting with the Managing General Partner in its selection of the Partnership's investments in Subsidiary Operating Partnerships. Depreciation is determined
by the   straight-line method over the estimated useful lives of the rental properties. Estimated useful lives are 25 to 50 years for buildings and 10 to 12 years for furniture and fixtures. The costs of major improvements are capitalized while the costs of ordinary maintenance and repairs are charged to expense as incurred. When properties are sold or retired, their costs and the related accumulated depreciation will be removed from the accounts and
the gain or loss reflected in income.  The   Partnership periodically reviews
long-lived assets for impairment, when indicators of impairment exist, and an impairment loss will be recognized if the value of assets is impaired.

REVENUE RECOGNITION
Revenues from rents are recognized for residential units as they accrue. Advance receipts of rental income will be deferred until earned. All leases between the operating partnerships and tenants are operating leases.

INCOME TAXES
No provision has been made for federal or state income taxes because income, gains, losses and credits of the Partnership are reportable by the partners under the partnership form of organization.


RECENT ACCOUNTING PRONOUNCEMENTS
In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified by the Company after May 31, 2003, and is effective at the beginning of the first interim period beginning after June 15, 2003. However, the FASB has deferred indefinitely the classification and measurement provisions as they related to certain mandatory redeemable noncontrolling interests. The adoption of Statement 150 did not have a material impact on the consolidated financial statements.

















OTHER ASSETS

Other assets at December 31, 2004 and 2003 consist
of the following:                                       2004           2003

Accounts receivable                                $  119,228    $   137,020

Prepayments and deferred charges                      116,733        115,967

Restricted cash consisting principally of
    reserves, tenant deposits and certain
    escrow balances of Operating Partnerships       1,748,674      1,634,756

                                                  $ 1,984,635    $ 1,887,743



NET LOSS PER LIMITED PARTNERSHIP UNIT
Net loss per Limited Partnership Unit is based upon the net loss allocated to the limited partners and is computed using the weighted average number of Units outstanding of 8,673 Units.


USE OF ESTIMATES
Management has made estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.


Note C - Operating Partnerships

Commencing on the date of the initial closing of the public offering, the Partnership began acquiring majority ownership interests in Subsidiary Operating Partnerships in transactions accounted for as purchases. The Partnership completed the acquisition of the 27 Subsidiary Operating Partnerships in August 1989. Since the acquisitions occurred either during or within a short period after the completion of the development or rehabilitation phase of each Subsidiary Operating Partnership, the fair values of net assets of the Subsidiary Operating Partnerships approximated historical costs. The Subsidiary Operating Partnerships generally allocate 98.99% of income or loss and tax credits, and from 75% to 98.99% of distributable cash to the Partnership.













Note D - Liabilities Applicable to Rental Properties

Liabilities applicable to rental properties consist of the following at December 31, 2004 and 2003;

                                                         2004          2003
Rural Development financed mortgage loans to
Subsidiary Operating Partnerships collateralized
by deeds of trust on the rental properties and
assignments of all rents, profits and income of
the respective Subsidiary Operating Partnerships.
Loans are payable in various monthly amounts which
include interest at stated rates of 8.5% and 9.5%.
The effective rate of interest on each mortgage
loan is reduced by interest subsidies to 1% as
long as the respective Subsidiary Operating
Partnership remains in compliance with the
provisions of the mortgage loan agreement           $23,969,709   $24,070,613


The estimated future maturities of mortgage loan obligations as of December 31, 2004 are as follows:

                2005   $    112,017
                2006        122,501
                2007        134,217
                2008        146,993
                2009        160,892
          Thereafter     23,293,089
                       $ 23,969,709



Note E - Fair Value of Financial Instruments

The carrying amounts reflected in the consolidated balance sheets for cash and restricted cash approximate their respective fair values because of the short maturities of these instruments. Management believes it is not practicable to estimate the fair value of liabilities applicable to rental properties, which consist primarily of Rural Development financed mortgage loans, because programs with similar characteristics are not currently available.


Note F - Related Party Transactions

The accompanying consolidated financial statements reflect transactions between the Partnership and its General Partners or their affiliates and between the various Subsidiary Operating Partnerships and their general partners. Frederick Investment Corporation, the Managing General Partner of QHP, is a general or special limited partner in each of the Subsidiary Operating Partnerships. Each Subsidiary Operating Partnership also has one or more other general partners (the "Local General Partners"). Following is a summary of related party transactions for 2004, 2003 and 2002:



                                     QHP General       General Partners of
                                     Partners          Operating Partnerships
                                     or Affiliates     or Affiliates

2004
ITEMS PAID OR PAYABLE BY QHP
   Management Fees                     $  84,562             $     --
   Reimbursable Operating Expenses        27,164                   --
ITEMS PAID OR PAYABLE BY
   SUBSIDIARY PARTNERSHIPS
   Property Management/Service Fees          --              $ 456,835

                                       $ 111,726             $ 456,835
PAYABLE BALANCES AT DECEMBER 31
   By QHP                              $ 408,636                   --
   By Subsidiary Partnerships                --              $ 339,127

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
2003
ITEMS PAID OR PAYABLE BY QHP
   Management Fees                     $  29,000             $     --
   Reimbursable Operating Expenses        28,097                   --
ITEMS PAID OR PAYABLE BY
   SUBSIDIARY PARTNERSHIPS
   Property Management/Service Fees          --              $ 434,004

                                       $  57,097             $ 434,004
PAYABLE BALANCES AT DECEMBER 31
   By QHP                              $ 340,146                   --
   By Subsidiary Partnerships                --              $ 329,711

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
2002
ITEMS PAID OR PAYABLE BY QHP
   Management Fees                     $  84,562             $     --
   Reimbursable Operating Expenses        21,685                   --
ITEMS PAID OR PAYABLE BY
   SUBSIDIARY PARTNERSHIPS
   Property Management/Service Fees          --              $ 391,161

                                       $ 106,247             $ 391,161
PAYABLE BALANCES AT DECEMBER 31
   By QHP                              $ 337,756                   --
   By Subsidiary Partnerships                --              $ 325,886



The Partnership pays annual management fees to a related party for services performed. The annual management fee under the Partnership Management fee agreement is $84,562. Payment of the management fee in any given year is contingent upon QHP's cash flow, which is derived from the annual cash flow of the properties and any future sale of those properties. Unpaid fees continue to accrue until cash is available for payment. The 2003 consolidated financial statements only expensed that portion of the 2003 annual management fee that was actually paid.

Most of the rental properties were constructed or rehabilitated by the respective Local General Partner(s) or affiliated entities. Pursuant to the operating partnership agreements, the Local General Partner must lend the Subsidiary Operating Partnership funds sufficient to establish a working capital reserve equal to 2% of the project's development costs and such additional operating loans as needed. At December 31, 2004, 2003, and 2002 such loans in the amount of $299,717, $295,233 and $295,433 respectively, were included in Other Liabilities.

QHP's tax credits have been exhausted, and most investors have no remaining tax benefits. In November, the general partners offered an exit strategy, whereby many investors could divest and obtain a one-time tax benefit. As of December 31, 2004, 324 investors owning 4,468 units have assigned their interest to one of the general partners.


Note G - Income Taxes

The Managing General Partner believes the Partnership is a partnership for federal income tax purposes. Accordingly, no provision has been made for federal or state income taxes because income, gains, deductions, losses and credits of the Partnership are reportable by the partners under the partnership form of organization. The following is a reconciliation of loss before deducting minority interest in Subsidiary Operating Partnerships for financial reporting purposes to loss allocated to QHP's limited partners for federal income tax purposes:


                                                2004       2003       2002

Loss Before Deducting Minority Interest
   In Subsidiary Partnerships                $ 685,493  $ 367,318  $ 488,558

Excess of Depreciation for Federal Income
   Tax Purposes over Depreciation for
   Financial Reporting Purposes                475,659    520,272    473,438

Other Differences                              (92,541)   (23,209)   (80,159)

Combined Losses for Federal Income Tax
   Purposes of QHP and its Subsidiary
   Partnerships                              1,068,611    864,381    881,837

Loss Allocated to the General Partners of
   QHP and its Subsidiary Partnerships, Net    (21,513)   (16,541)   (16,446)

Loss Allocated to QHP's Limited Partners
   For Federal Income Tax Purposes          $1,047,098  $ 847,840  $ 865,391


At December 31, 2004 and 2003, the Partnership's reported net assets exceeded their tax base by approximately $7,200,000 and $6,800,000, respectively.







Note H - Selected Quarterly Financial Data
(Unaudited)

                   2004
                                 1st Qtr     2nd Qtr    3rd Qtr     4th Qtr
Rental Income                   $ 957,092  $1,018,454  $ 978,151  $1,050,341
Loss From Rental Activities      (119,756)   (171,166)  (147,351)   (118,298)
Net Loss                         (138,617)   (193,887)  (151,716)   (195,652)
Net Loss per Limited Partnership
  Unit                             (15.82)     (22.13)    (17.32)     (22.33)


                   2003
                                 1st Qtr     2nd Qtr    3rd Qtr     4th Qtr
Rental Income                  $1,028,514  $1,056,493  $1,039,605  $ 998,312
Loss From Rental Activities       (64,057)    (97,167)    (58,625)   (72,881)
Net Loss                         (105,804)   (123,752)    (87,893)   (46,912)
Net Loss per Limited Partnership
  Unit                             (12.08)     (14.13)     (10.03)     (5.35)





MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Selected Consolidated Financial Data


At December 31, 2004, 2003, 2002, 2001 and 2000 and for the years then ended:

CONSOLIDATED FINANCIAL CONDITION

                                 2004          2003          2002
    2001          2000

Total assets                 $26,431,134   $27,145,011   $27,955,438
$28,855,351   $29,432,085

Total liabilities            $25,371,032   $25,395,945   $25,838,616
$26,249,559   $26,286,077

Partner's capital
General Partners             $   (81,925)  $   (75,126)  $   (71,482)  $
(66,634)  $   (61,774)
Limited Partners             $  (546,957)  $   126,116   $   486,833   $
966,811   $ 1,447,971

CONSOLIDATED RESULTS OF OPERATIONS

Rental income               $  4,004,038   $ 4,122,924   $ 3,958,881   $
3,899,681   $ 3,849,364

Rental expense                 4,560,609     4,415,653     4,328,413
4,271,165     4,044,435

Loss from rental activities     (556,571)     (292,729)     (369,532)
(371,484)     (195,071)

Interest income                       59            71           271
493           374

Other expenses                  (128,981)      (74,660)     (119,297)
(118,781)     (122,520)

Minority interests in losses
of Subsidiary Operating
Partnerships                       5,621         2,957         3,732
3,752         1,970

NET LOSS                    $   (679,872)  $  (364,361)  $  (484,826)  $
(486,020)  $  (315,247)

NET LOSS PER LIMITED
PARTNERSHIP UNIT            $     (77.61)  $    (41.59)  $     (55.34) $
(55.48)  $    (35.98)
Liquidity and Capital Resources

Net of the Subsidiary Operating Partnerships, QHP held approximately $19,200 in cash and liquid investments at December 31, 2004. These assets will be held as working capital. The only source of cash for QHP is annual cash distributions from the Subsidiary Operating Partnerships. Anticipated receipts for 2005 total approximately $58,000. Administrative expenses of QHP other than the Partnership Management Fee are expected to total $40,000 in 2005. The annual Partnership Management Fee equals $84,562. The General Partners, or one of their affiliates, will either defer a portion of their Partnership Management Fee or advance the Partnership sufficient funds to cover the shortfall in 2005. If advanced, interest will accrue at the prime rate charged from time to time at Wachovia Bank. The loan plus interest will be repayable within one year of the advance. In previous years, the General Partners have deferred a portion of their fees. The balance owed as of December 31, 2004 is $406,794.

Of the 27 Operating Partnerships, 16 distributed cash to QHP during 2004 totaling approximately $74,000. QHP utilized its working capital to pay $13,000 of the Partnership Management Fee and to pay all other expenses of the Partnership.


Results of Operations

Income for 2004 is down slightly, approximately 3%, from 2003 primarily as a result of a rent decrease at the largest property in QHP's portfolio. This property's rental assistance contract with the Department of Housing and Urban Development ("HUD") expired December 31, 2003. HUD required that the new rents be limited to market comparables which resulted in a decrease. As the remaining 26 properties are subsidized under a different governmental program, they should not experience a reduction in gross rents.

Maintenance expenditures continue to rise as the properties age. In addition, renovations were made at one property to make it handicap accessible. Other Expenses continue to increase primarily as a result of increases in insurance premiums. Other variances were a result of normal business fluctuations.

Occupancy of the 934 apartment units at December 31, 2004, increased from a total of 831 units on December 31, 2003 to 841 units one year later. The weighted average occupancy rate as of December 31, 2004 was approximately 90%. At December 31, 2004, and December 31, 2003, nine (9) properties had average occupancies of less than 90%.

Although there was a slight improvement in 2004, the 24-unit property located in Dimmitt, Texas, representing 2.5% of QHP's assets, continues to have vacancy problems as a result of a diminishing market. As of December 31, 2004, 15 units were occupied (63%), as compared to only 12 at December 31, 2003 (50%). While the property did make a payment of $2,400 toward its 2004 property tax liability, it still owes property taxes for 2003 and the remaining balance for 2004.





Related Party Transactions

Details of related party transactions can be found in Note F to the consolidated financial statements.


Tax Credit

One of the Partnership's primary investment objectives has been to generate tax benefits through Low Income Housing Tax Credits. The Tax Credits were available over a ten-year period beginning in the year the properties were placed in service, or at the option of QHP, one year later. The ten-year credit period for all 27 properties expired by early 2000. However, pursuant to IRS Code Section 42, a small number of apartment units are generating tax credits over a fifteen-year period rather than ten years. This will produce an insignificant amount of tax credits through 2004.


Future Outlook

It is unlikely that the properties owned by the Subsidiary Operating Partnerships will be sold in the foreseeable future. Although the ten-year tax credit period has expired, the Subsidiary Operating Partnerships are required to maintain the properties as tax credit qualified rentals for 15 years (the "Compliance Period"). Future sale of one or all of the 27 properties relies on factors such as the economy, local real estate market conditions and tax laws. No market exists for these properties at this time.


Divestiture

In November, 2003, the general partners offered an exit strategy whereby many investors could divest and receive a one-time tax benefit. Investors electing that strategy assign their interest to the general partner, and, by doing so, will (a) receive a one-time Federal tax benefit of up to 34% of the investment plus any state tax savings, (b) still receive cash distributions (if any) until December 31, 2018, and (c) stop future reporting of QHP results in their tax returns. As of the date of this report, 325 investors owning 4,478 units had elected divestiture. Those investors who divested in 2004, received their additional tax benefit on their 2004 tax return and will receive no further mailings from the Partnership unless there are cash distributions. Those who are divesting in 2005 will continue to receive QHP mailings through the remainder of the year and will receive their final K-1 in March 2006. If you are interested in divesting, contact Ramona Logan at either (919) 787-4243 or investor_svcs@hotmail.com.


Critical Accounting Policies

A critical accounting policy is one that is both very important to the portrayal of the Partnership's financial condition and results, and requires management's most difficult, subjective or complex judgments. What makes these judgments difficult, subjective and/or complex is the need to make estimates about the effects of matters that are inherently uncertain. QHP has no critical accounting policies.


Forward-Looking Information

This Annual Report to partners contains certain forward-looking statements consisting of estimates and assumptions with respect to cash distributions from the Subsidiary Operating Partnerships, administrative and other expenses and other business of QHP that are subject to various factors which could cause actual results to differ materially from these estimates and assumptions. Factors which could influence these estimates and assumptions primarily include changes in the multi-family rental housing market in the local markets in which the Subsidiary Operating Partnerships operate.


Consolidation of Variable Interest Entities

In January 2003, the FASB issued FASB Interpretation No. (FIN) 46, Consolidation of Variable Interest Entities. This interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the interpretation. In December 2003, the FASB issued a revision to FIN 46 (FIN 46R) to clarify some of the provisions of FIN 46 and to exempt certain entities from its requirements. Public entities, other than small business issuers, must apply FIN 46R no later than the end of the first reporting period ending after March 15, 2004. FIN 46 is effective for public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003.
Adoption of FIN 46R is not expected to have a material impact on the consolidated financial statements.


Form 10-K

The Partnership has not filed its annual report for 2004 on Form 10-K with the Securities and Exchange Commission ("SEC"). On March 25, 2005, QHP applied to the SEC for exemptive relief from its reporting requirements. As of the date of this report, QHP has not received a response from the SEC.


General Partners

George F. Marshall

Frederick Investment Corporation
 - George F. Marshall, President
 - Jenny C. Petri, Vice President
   Directors:  George F. Marshall
               Jenny C. Petri
               Hoyt S. Bradshaw, Jr.